UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section
14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

WINDTREE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its
Charter)

(Name of Person(s) Filing Proxy Statement, if other than the
Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2600 Kelly Road, Suite 100

Warrington, Pennsylvania 18976

2025 SPECIAL MEETING OF STOCKHOLDERS

To be Held on February 3, 2025

January 8, 2025

Dear Stockholder:

We are pleased to invite you to attend the 2025 Special Meeting of Stockholders (the “Special Meeting”), of Windtree Therapeutics, Inc. (“Windtree”, the “Company”, “we”, or “us”), which will be held virtually at 10:00 A.M., Eastern Time, on February 3, 2025 for the following purposes:

1.

Approve an amendment to our Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to effect a reverse stock split of our outstanding shares of common stock, par value $0.001 per share (“Common Stock”), by a ratio of any whole number between 1-for-5 and 1-for-50, the implementation and timing of which shall be subject to the discretion of our Board of Directors (the “Board”);

2.

Approve an amendment to our Amended and Restated Windtree Therapeutics, Inc. 2020 Equity Incentive Plan (the “A&R 2020 Plan”) to increase the number of shares of Common Stock authorized for issuance under the A&R 2020 Plan from 41,010 shares to 1,141,010 shares; and

3.	Approve adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve the preceding proposals or to establish a quorum.

The Special Meeting can be accessed via the Internet at: https://www.cstproxy.com/windtreetx/sm2025. This Proxy Statement (as defined below) and enclosed proxy card are first being mailed to stockholders on or about January 10, 2025.

Details regarding admission to the Special Meeting and the business to be conducted are more fully described in the accompanying Notice of Special Meeting of Stockholders (the “Notice”), and the Special Meeting Proxy Statement (the “Proxy Statement”). You are entitled to vote at our Special Meeting and any adjournments thereof only if you were a stockholder as of December 20, 2024.

Your vote is important. Whether or not you plan to virtually attend the Special Meeting, we hope you will vote as soon as possible. Information about voting methods is set forth in the accompanying Notice and Proxy Statement. If you have any questions regarding the attached proxy statement or need assistance in voting your shares of Common Stock, please contact our Senior Vice President, Chief Financial Officer, and Corporate Secretary, Jamie McAndrew, at 1 (215) 488-9300, or our proxy solicitor, Campaign Management, LLC, via telephone at 1 (888) 725-4553 or via email at info@campaign-mgmt.com.

Sincerely,

/s/ Jed Latkin

Jed Latkin
President and Chief Executive Officer
Windtree Therapeutics, Inc.

THIS PROXY STATEMENT AND THE ENCLOSED PROXY CARD ARE

FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT JANUARY 10, 2025.

NOTICE OF 2025 SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Windtree’s Special Meeting. At the Special Meeting, stockholders will vote to:

1.

Approve an amendment to the Charter to effect a reverse stock split of our outstanding shares of Common Stock by a ratio of any whole number between 1-for-5 and 1-for-50, the implementation and timing of which shall be subject to the discretion of our Board;

2.	Approve an amendment to the A&R 2020 Plan to increase the number of shares of Common Stock authorized for issuance under the A&R 2020 Plan from 41,010 shares to 1,141,010 shares; and
3.	Approve adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve the preceding proposals or to establish a quorum.

Stockholders also will transact any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting.

MEETING INFORMATION:

Date:	February 3, 2025
Time:	10:00 a.m. ET
Location:	Via the Internet: https://www.cstproxy.com/windtreetx/sm2025
Record Date:	You can vote if you were a stockholder of record on December 20, 2024.

The Board has fixed the close of business on December 20, 2024 as the record date for the Special Meeting (the “Record Date”). Only stockholders of record on the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any adjournment(s) of the Special Meeting.

Your vote matters. Whether or not you plan to virtually attend the Special Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ Jamie McAndrew

Jamie McAndrew

Senior Vice President, Chief Financial Officer, and Corporate Secretary

January 8, 2025

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. This Proxy Statement and the proxy card are being mailed to our stockholders on or about January 10, 2025. This Proxy Statement is available to stockholders at https://www.cstproxy.com/windtreetx/sm2025.

SUMMARY INFORMATION

To assist you in reviewing this meeting’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Special Meeting Proxy Statement (the “Proxy Statement”) in full.

Summary of Stockholder Voting Matters

Voting Matters		For More Information	Board of Directors Recommendation
Proposal 1:

Approval of an amendment to the Charter to effect a reverse stock split of our outstanding shares of Common Stock by a ratio of any whole number between 1-for-5 and 1-for-50, the implementation and timing of which shall be subject to the discretion of our Board

		Page 6	✓FOR
Proposal 2:	Approval of an amendment to the A&R 2020 Plan to increase the number of shares of common stock authorized for issuance under the A&R 2020 Plan from 41,010 shares to 1,141,010 shares	Page 13	✓FOR
Proposal 3:	Approval of adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve the preceding proposals or to establish a quorum	Page 18	✓FOR

This Proxy Statement, with the enclosed proxy card, is being mailed to stockholders of Windtree Therapeutics, Inc. (“Windtree”, the “Company”, “we” or “us”) in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at our Special Meeting of Stockholders (the “Special Meeting”) and at any postponements or adjournments thereof. The Special Meeting will be held on February 3, 2025, at 10:00 A.M., Eastern Time, via the Internet at https://www.cstproxy.com/windtreetx/sm2025.

This Proxy Statement and the enclosed proxy card are first being mailed to our stockholders on or about January 10, 2025.

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE MEETING	1

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	4

ITEMS TO BE VOTED ON	6

APPENDIX A	A-1

APPENDIX B	B-1

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

The Company is soliciting your vote on matters that will be presented at the Special Meeting and at any adjournment thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

This Proxy Statement and the proxy card are being mailed to our stockholders on or about January 10, 2025. This Proxy Statement is available to stockholders at https://www.cstproxy.com/windtreetx/sm2025.

STOCKHOLDERS ENTITLED TO VOTE

Stockholders of record, including holders of our common stock, par value $0.001 per share (“Common Stock”), at the close of business on December 20, 2024 (the “Record Date”) are entitled to receive the Notice of Special Meeting of Stockholders, (the “Notice”) and to vote their shares at the Special Meeting. There were 11,048,828 shares of Common Stock outstanding on the Record Date. Pursuant to the rights of our stockholders contained in our governing documents, each share of our Common Stock is entitled to one vote on all matters listed in this proxy statement.

VOTING METHODS

You may vote at the Special Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

MAIL	INTERNET	ONLINE AT THE MEETING
Mailing your signed proxy card or voter instruction card.	Using the Internet at www.cstproxyvote.com.	You can vote at the meeting at https://www.cstproxy.com/windtreetx/sm2025

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

•	Vote over the Internet as instructed above. Only your latest Internet vote is counted. You may not revoke or change your vote over the Internet after 11:59 p.m., Eastern Time, on February 2, 2025.

•	Sign a new proxy card and submit it by mail, which must be received no later than February 2, 2025. Only your latest dated proxy card will be counted.

•	Virtually attend the Special Meeting at https://www.cstproxy.com/windtreetx/sm2025. Virtually attending the Special Meeting will not by itself revoke a previously granted proxy.

•	Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by Internet, other than by virtually attending the Special Meeting, is 11:59 p.m. Eastern Time on February 2, 2025. If you are a registered stockholder and virtually attend the Special Meeting, you may vote online during the Special Meeting.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

15 West 38th Street, Suite #747, New York, New York 10018

+1 (212) 632-8422 (Main)

Shareholders Call Toll-Free: +1 (888) 725-4553

Email: info@campaign-mgmt.com

GENERAL INFORMATION ABOUT THE MEETING (continued)

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the Internet.

The following table summarizes how broker non-votes, votes withheld, and abstentions are treated with respect to our proposals:

PROPOSAL	VOTES REQUIRED	TREATMENT OF VOTES WITHHELD, ABSTENTIONS, AND BROKER NON-VOTES	BROKER DISCRETIONARY VOTING

Proposal 1: Approval of an amendment to the Charter to effect a reverse stock split of our outstanding shares of Common Stock by a ratio of any whole number between 1-for-5 and 1-for-50, the implementation and timing of which shall be subject to the discretion of our Board

	Majority of the votes properly cast	Abstentions and broker non-votes have no effect on the outcome of the proposal.	Yes
Proposal 2: Approval of an amendment to the A&R 2020 Plan to increase the number of shares of common stock authorized for issuance under the A&R 2020 Plan from 41,010 shares to 1,141,010 shares	Majority of the votes properly cast	Abstentions and broker non-votes have no effect on the outcome of the proposal.	No
Proposal 3: Approval of adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve the preceding proposals or to establish a quorum	Assuming the presence of a quorum, the majority of the total votes cast In the absence of a quorum, the majority of the votes present in person or by proxy and entitled to vote

Assuming the presence of a quorum, abstentions and broker non-votes have no effect on the outcome of the proposal.

In the absence of a quorum, abstentions will have the same effect as a vote against the proposal. Broker non-votes have no effect on the outcome of the proposal.

No

Proposal One: Approval of an amendment to the Charter to effect a reverse stock split of our outstanding shares of Common Stock by a ratio of any whole number between 1-for-5 and 1-for-50, the implementation and timing of which shall be subject to the discretion of the Board. The approval of the amendment to the Charter to effect a reverse stock split requires the affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Proposal Two: Approval of an amendment to the A&R 2020 Plan to increase the number of shares of common stock authorized for issuance under the A&R 2020 Plan from 41,010 shares to 1,141,010 shares. The approval of the amendment to the A&R 2020 Plan to increase the number of shares of common stock authorized for issuance under the A&R 2020 Plan requires the affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal.

Proposal Three: Adjournment. Assuming the presence of a quorum, the approval of the adjournment requires the affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Special Meeting and entitled to vote on the proposal. In the absence of a quorum, the approval of the adjournment requires the affirmative vote of the holders of a majority of the votes of the shares of stock present in person or by proxy at the Special Meeting and entitled to vote.

QUORUM

We must have a quorum to conduct business at the Special Meeting. A quorum consists of the presence at the Special Meeting either attending the meeting virtually or represented by proxy of the holders of one-third (1/3) of the votes of the shares of our stock issued and outstanding and entitled to vote at the Special Meeting. For the purpose of establishing a quorum, broker non-votes and abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy at the Special Meeting and entitled to vote, or if no stockholder entitled to vote is present, then the chairman of the meeting, as determined by our Amended and Restated By-laws (the “Bylaws”), may adjourn the Special Meeting to another date.

GENERAL INFORMATION ABOUT THE MEETING (continued)

There were 11,048,828 shares of Common Stock outstanding on the Record Date. A quorum shall consist of the presence, virtually in person or by proxy, of at least 3,682,943 shares of Common Stock.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Campaign Management, LLC to assist with the solicitation of proxies for an estimated fee of $10,500, plus any additional expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of December 20, 2024 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each named executive officer of the Company, (c) each director of the Company, and (d) all executive officers and directors as a group.

The percentage of Common Stock outstanding is based on 11,048,828 shares of our Common Stock outstanding as of December 20, 2024. For purposes of the table below, and in accordance with the rules of the Securities and Exchange Commission (the “SEC”), we deem shares of Common Stock subject to options and warrants that are currently exercisable or exercisable within sixty days of December 20, 2024 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage
Directors and Named Executive Officers
Mark Strobeck, Ph.D.	⸺	⸺	%
Craig E. Fraser (1)	21,838	*	%
Jed Latkin	⸺	⸺	%
Saundra Pelletier	⸺	⸺	%
Steven G. Simonson, M.D. (2)	13,861	*	%
Eric Curtis (3)	855	*	%
Executive Officers and Directors as a group (7 persons)	36,907	*	%

*	Less than 1%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(1)

Includes 598 shares of common stock, 14,844 shares of common stock underlying 19 preferred shares, 4,011 shares of July 2024 Warrants to purchase 4,011 shares of common stock exercisable within 60 days of December 20, 2024, 2 May 2020 Warrants to purchase 2 shares of common stock exercisable within 60 days of December 20, 2024, 2 March 2021 Warrants to purchase 2 shares of common stock exercisable within 60 days of December 20, 2024, and options to purchase 2,381 shares of common stock exercisable within 60 days of December 20, 2024. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(2)

Includes 60 shares of common stock, 10,156 shares of common stock underlying 13 preferred shares, 2,674 shares of July 2024 Warrants to purchase 2,674 shares of common stock exercisable within 60 days of December 20, 2024, 1 May 2020 Warrants to purchase 1 shares of common stock exercisable within 60 days of December 20, 2024, 2 March 2021 Warrants to purchase 2 shares of common stock exercisable within 60 days of December 20, 2024, and options to purchase 968 shares of common stock exercisable within 60 days of December 20, 2024. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(3)	Includes 42 shares of common stock and options to purchase 813 shares of common stock exercisable within 60 days of December 20, 2024.

ITEMS TO BE VOTED ON

ITEM 1: APPROVAL OF AN AMENDMENT TO THE CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF ANY WHOLE NUMBER BETWEEN 1-FOR-5 AND 1-FOR-50, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF THE BOARD

We are seeking stockholder approval to grant the Board discretionary authority to amend the Charter, if at all, to effect a reverse stock split of our outstanding shares of Common Stock, at any time before February 3, 2026, by a ratio of any whole number between 1-for-5 and 1-for-50 (the “Reverse Split”), provided, our Board will not select a reverse split ratio that will result in us having fewer than 500,000 publicly held shares under Nasdaq continued listing standards.

The Reverse Split will not change the number of authorized shares of Common Stock or the relative voting power of such holders of our outstanding Common Stock. The number of authorized but unissued shares of our Common Stock will materially increase and will be available for reissuance by the Company. The Reverse Split, if effected, would affect all of our stockholders uniformly.

The Board unanimously approved, and recommended seeking stockholder approval of the Reverse Split, on December 27, 2024. If this Reverse Split is approved by the stockholders, the Board will have the authority, in its sole discretion, without further action by the stockholders, to effect the Reverse Split. The Board’s decision as to whether and when to effect the Reverse Split, if approved by the stockholders, will be based on a number of factors, including prevailing market conditions, existing and expected trading prices for our Common Stock, actual or forecasted results of operations, and the likely effect of such results on the market price of our Common Stock.

The Reverse Split will also affect our outstanding stock options, restricted stock units and shares of Common Stock, including those issued under our 2011 Long-Term Incentive Plan, as amended, and A&R 2020 Plan, or as inducement grants under Nasdaq rules, as well as our outstanding warrants. Under these plans and securities, the number of shares of Common Stock deliverable upon exercise or grant must be appropriately adjusted and appropriate adjustments must be made to the purchase price per share to reflect the Reverse Split.

The Reverse Split is not being proposed in response to any effort of which we are aware to accumulate our shares of Common Stock or obtain control of the Company, nor is it a plan by management to recommend a series of similar actions to the Board or our stockholders.

There are certain risks associated with a reverse stock split, and we cannot accurately predict or assure the Reverse Split will produce or maintain the desired results (for more information on the risks see the section below entitled “Certain Risks Associated with a Reverse Stock Split”). The Board believes that the benefits to the Company outweigh the risks and recommends that you vote in favor of granting the Board the discretionary authority to effect the Reverse Split.

Reasons for the Reverse Stock Split

The Board believes that effecting the Reverse Split would increase the price of our Common Stock which would, among other things, help us to:

●	Meet certain continued listing requirements of the Nasdaq Capital Market;
●	Appeal to a broader range of investors to generate greater interest in the Company; and
●	Improve perception of our Common Stock as an investment security.

Meet Listing Requirements - Our Common Stock is listed on the Nasdaq Capital Market under the symbol WINT. As previously disclosed, on December 5, 2024, we received a deficiency letter from the Nasdaq Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”), notifying us that, for the last 30 consecutive business days, the closing bid price for our Common Stock was below the minimum $1.00 per share required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). Normally, a company would be afforded a 180-calendar day period to demonstrate compliance with the minimum bid price requirement. However, pursuant to Listing Rule 5810(c)(3)(A)(iv), the Company is not eligible for any compliance period specified in Rule 5810(c)(3)(A) because the Company effected two reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one. Accordingly, unless we timely request a hearing before a Hearings Panel (the “Panel”), our securities would be subject to suspension/delisting. We requested a hearing before the Panel, which will occur on February 4, 2025. The hearing request automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period if granted by the Panel following the hearing. There can be no assurance that the Panel will grant us an additional extension period or that we will ultimately regain compliance with all applicable requirements for continued listing on the Nasdaq Capital Market. Although the Reverse Split is designed to bring us into compliance with Nasdaq Listing Rule 5550(a)(2), there can be no assurance that the approval or effecting the Reverse Split will bring the Company into compliance with Nasdaq Listing Rule 5550(a)(2). On the Record Date, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.3202 per share. We have in the past, and may in the future, be unable to comply with certain of the listing standards that we are required to meet to maintain the listing of our Common Stock on Nasdaq.

ITEMS TO BE VOTED ON (continued)

Appeal to a Broader Range of Investors to Generate Greater Investor Interest in the Company - An increase in our stock price may make our Common Stock more attractive to investors. Brokerage firms may be reluctant to recommend lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of our Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks. Investors may also be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Giving the Board the ability to effect the Reverse Split, and thereby increase the price of our Common Stock, would give the Board the ability to address these issues if it is deemed necessary.

Improve the Perception of Our Common Stock as an Investment Security - The Board believes that effecting the Reverse Split is one potential means of increasing the share price of our Common Stock to improve the perception of our Common Stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of our Common Stock, but also our market liquidity.

Certain Risks Associated with the Reverse Split

The Reverse Split May Not Increase the Price of our Common Stock over the Long-Term - As noted above, the principal purpose of the Reverse Split is to increase the trading price of our Common Stock to meet the minimum stock price standards of Nasdaq. However, the effect of the Reverse Split on the market price of our Common Stock cannot be predicted with any certainty, and we cannot assure you that the Reverse Split will accomplish this objective for any meaningful period of time, or at all. While we expect that the reduction in the number of outstanding shares of Common Stock will proportionally increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple of the Reverse Split ratio, or result in any permanent or sustained increase in the market price of our Common Stock. The market price of our Common Stock may be affected by other factors which may be unrelated to the number of shares outstanding, including the Company’s business and financial performance, general market conditions, and prospects for future success.

The Reverse Split May Decrease the Liquidity of our Common Stock - The Board believes that the Reverse Split may result in an increase in the market price of our Common Stock, which could lead to increased interest in our Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for our Common Stock, particularly if the price per share of our Common Stock does not increase as a result of the Reverse Split.

The Reverse Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell - If the Reverse Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares of Common Stock following the Reverse Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Split May Lead to a Decrease in our Overall Market Capitalization - The Reverse Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Common Stock does not increase in proportion to the Reverse Split ratio, or following such increase does not maintain or exceed such price, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Common Stock outstanding following the Reverse Split.

Our failure to maintain compliance with Nasdaq’s continued listing requirements could result in the delisting of our Common Stock. Additionally, if we do not receive an affirmative vote of the majority of votes cast by the holders of our Common Stock for the Reverse Split, we expect that we will be delisted from the Nasdaq Stock Market.

As previously disclosed, we timely appealed the determination of the Staff to delist our securities from the Nasdaq Capital Market and have been informed by the Staff that the hearing request automatically stayed any suspension or delisting action pending the hearing and the expiration of any additional extension period if granted by the Panel following the hearing. We expect that if we do not receive an affirmative vote of the majority of votes cast by the holders of our Common Stock for the Reverse Split, that we will be delisted from the Nasdaq Stock Market.

ITEMS TO BE VOTED ON (continued)

If we are unable to maintain compliance with such listing standards or other Nasdaq listing requirements in the future, we could be subject to suspension and delisting proceedings. A delisting of our Common Stock and our inability to list on another national securities market could negatively impact us by: (i) reducing the liquidity and market price of our Common Stock; (ii) reducing the number of investors willing to hold or acquire our Common Stock, which could negatively impact our ability to raise capital through an equity financing; (iii) limiting our ability to use certain registration statements to offer and sell freely tradable securities, thereby limiting our ability to access the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

If our Common Stock were delisted from Nasdaq, trading of our Common Stock would most likely take place on an over-the-counter market established for unlisted securities, such as the OTCQB maintained by OTC Markets Group Inc. An investor would likely find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market, and many investors would likely not buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. In addition, as a delisted security, our Common Stock would be subject to SEC rules as a “penny stock,” which impose additional disclosure requirements on broker-dealers. The regulations relating to penny stocks, coupled with the typically higher cost per trade to the investor in penny stocks due to factors such as broker commissions generally representing a higher percentage of the price of a penny stock than of a higher-priced stock, would further limit the ability of investors to trade in our Common Stock. In addition, delisting would materially and adversely affect our ability to raise capital on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities. For these reasons and others, delisting would adversely affect the liquidity, trading volume and price of our Common Stock, causing the value of an investment in us to decrease and having an adverse effect on our business, financial condition and results of operations, including our ability to attract and retain qualified employees and to raise capital.

Potential Consequences if the Reverse Split is Not Approved

If the Reverse Split is not approved by our stockholders, our Board will not have the authority to effect the Reverse Split to, among other things, facilitate the continued listing of our Common Stock on Nasdaq by increasing the per share trading price of our Common Stock to help achieve a share price high enough to satisfy the $1.00 per share minimum bid price requirement. Any inability of our Board to effect the Reverse Split could result in our delisting from Nasdaq.

Determination of the Reverse Stock Split Ratio

The Board believes that stockholder approval of a range of potential Reverse Split ratios is in the best interests of our Company and stockholders because it is not possible to predict market conditions at the time the Reverse Split would be implemented. We believe that a range of Reverse Split ratios provides us with the most flexibility to achieve the desired results of the Reverse Split. The Reverse Split ratio to be selected by our Board will not be more than 1-for-50, provided, our Board will not select a reverse split ratio that will result in us having fewer than 500,000 publicly held shares under Nasdaq continued listing standards.

The selection of the specific Reverse Split ratio will be based on several factors, including, among other things:

●	our ability to maintain the listing of our Common Stock on The Nasdaq Capital Market;
●	the per share price of our Common Stock immediately prior to the Reverse Split;
●	the expected stability of the per share price of our Common Stock following the Reverse Split;
●	the likelihood that the Reverse Split will result in increased marketability and liquidity of our Common Stock;
●	prevailing market conditions;
●	general economic conditions in our industry; and
●	our market capitalization before and after the Reverse Split.

We believe that granting our Board the authority to set the ratio for the Reverse Split is essential because it allows us to take these factors into consideration and to react to changing market conditions. If the Board chooses to implement the Reverse Split, the Company will make a public announcement regarding the determination of the Reverse Split ratio.

Effects of the Reverse Split

If our stockholders approve the proposed Reverse Split and the Board elects to effect the Reverse Split, our issued and outstanding shares of Common Stock, for example, would decrease at a rate of approximately one (1) share of Common Stock for every five (5) shares of Common Stock currently outstanding in a 1-for-5 split. The Reverse Split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The Reverse Split would affect all of our stockholders uniformly and would not affect any stockholders’ percentage ownership interests in the Company. The Reverse Split would not affect the relative voting or other rights that accompany the shares of our Common Stock. Common Stock issued pursuant to the Reverse Split would remain fully paid and non-assessable. The Reverse Split would not affect our securities law reporting and disclosure obligations, and we would continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

ITEMS TO BE VOTED ON (continued)

In addition to the change in the number of shares of Common Stock outstanding, the Reverse Split would have the following effects:

Increase the Per Share Price of our Common Stock - By effectively condensing a number of pre-split shares into one share of Common Stock, the per share price of a post-split share is generally greater than the per share price of a pre-split share. The amount of the initial increase in per share price and the duration of such increase, however, is uncertain. The Board may utilize the Reverse Split as part of its plan to maintain the required minimum per share price of the Common Stock under the Nasdaq listing standards.

Increase in the Number of Shares of Common Stock Available for Future Issuance - By reducing the number of shares outstanding without reducing the number of shares of available but unissued Common Stock, the Reverse Split will increase the number of authorized but unissued shares. The Board believes the increase is appropriate for use to fund the future operations of the Company. Although the Company does not have any pending acquisitions for which shares are expected to be used, the Company may also use authorized shares in connection with the financing of future acquisitions.

The following table contains approximate information relating to our Common Stock, based on share information as of December 20, 2024. The following table is for illustrative purposes only. The number of shares of our common stock may increase prior to us effecting the Reverse Split. Our Board will not select a reverse split ratio that will result in us having fewer than 500,000 publicly held shares under Nasdaq continued listing standards.

	Current	After the Reverse Split if the Minimum 1:5 Ratio is Selected	After the Reverse Split if the Maximum 1:50 Ratio is Selected
Authorized common stock	120,000,000	120,000,000	120,000,000

Common stock issued and outstanding	11,048,828	2,209,766	220,977

Warrants to purchase common stock outstanding	4,035,828	807,166	80,717

Common stock issuable upon exercise of outstanding stock options, and settlement of restricted stock units	22,631	4,526	453

Common stock reserved for issuance for future grants under 2011 Long-Term Incentive Plan and A&R 2020 Equity Incentive Plan	587	117	12

Treasury stock issued	1	-	-

Common stock authorized but unissued and unreserved/unallocated	36,277,800	103,317,605	118,331,761

Authorized Preferred Stock	5,000,000	5,000,000	5,000,000

Although the Reverse Split would not have any dilutive effect on our stockholders, the Reverse Split without a reduction in the number of shares authorized for issuance would reduce the proportion of shares owned by our stockholders relative to the number of shares authorized for issuance, giving the Board an effective increase in the authorized shares available for issuance, in its discretion. The Board from time to time may deem it to be in the best interests of the Company to enter into transactions and other ventures that may include the issuance of shares of our Common Stock. If the Board authorizes the issuance of additional shares subsequent to the Reverse Split, the dilution to the ownership interest of our existing stockholders may be greater than would occur had the Reverse Split not been effected.

Require Adjustment to Currently Outstanding Securities Exercisable or Convertible into Shares of our Common Stock - The Reverse Split would effect a reduction in the number of shares of Common Stock issuable upon the exercise or conversion of our outstanding stock options, settlement of restricted stock units and exercise of our outstanding warrants in proportion to the reverse stock split ratio. The exercise price of outstanding options and warrants would increase, likewise in proportion to the reverse stock split ratio.

Require Adjustment to the Number of Shares of Common Stock Available for Future Issuance Under our 2011 Long-Term Incentive Plan and 2020 A&R Plan - In connection with any reverse stock split, the Board would also make a corresponding reduction in the number of shares available for future issuance under the foregoing plan so as to avoid the effect of increasing the number of authorized but unissued shares available for future issuance under such plans.

ITEMS TO BE VOTED ON (continued)

Procedure for Effecting Reverse Stock Split

If the Reverse Split is approved by our stockholders, the Board, in its sole discretion, would determine whether to implement the Reverse Split, taking into consideration the factors discussed above, and, if implemented, determine the ratio of the Reverse Split. We would then file a Certificate of Amendment amending the Charter with the Secretary of State of the State of Delaware. The form of the Certificate of Amendment is attached to this Proxy Statement as Appendix A and is considered a part of this Proxy Statement. Upon the filing of the Certificate of Amendment, without any further action on our part or our stockholders, the issued shares of Common Stock held by stockholders of record as of the effective date of the Reverse Split would be converted into a lesser number of shares of Common Stock calculated in accordance with the Reverse Split ratio of any whole number between 1-for-5 and 1-for-50.

Effect on Beneficial Holders (i.e., Stockholders Who Hold in “Street Name”)

If the proposed Reverse Split is approved and effected, we intend to treat Common Stock held by stockholders in “street name,” through a bank, broker or other nominee, in the same manner as stockholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Reverse Split for their customers holding Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold shares of Common Stock with a bank, broker or other nominee and have any questions in this regard, you are encouraged to contact your bank, broker or other nominee.

Effect on Registered “Book-Entry” Holders (i.e., Stockholders That are Registered on the Transfer Agent’s Books and Records but do not Hold Certificates)

All of our registered holders of Common Stock hold their shares electronically in book-entry form with our transfer agent, Continental Stock Transfer and Trust Company. These stockholders do not have stock certificates evidencing their ownership of Common Stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of Common Stock held following the Reverse Split.

Cash in Lieu of Fractional Shares

For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our common stock that is not a partnership and, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
●

a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

A U.S. Holder who receives cash in lieu of a fractional share of common stock should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Reverse Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the shares of common stock surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock surrendered exceeded one year at the effective time of the Reverse Split. A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our common stock, with any remaining amount being treated as capital gain. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Reverse Split. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service (the “IRS”) Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

ITEMS TO BE VOTED ON (continued)

Accounting Matters

The par value of our Common Stock would remain unchanged at $0.001 per share, if the Reverse Split is effected.

The Company’s stockholders’ equity in its consolidated balance sheet would not change in total. However, the Company’s stated capital (i.e., $0.001 par value times the number of shares issued and outstanding), would be proportionately reduced based on the reduction in shares of Common Stock outstanding. Additional paid in capital would be increased by an equal amount, which would result in no overall change to the balance of stockholders’ equity.

Additionally, net income or loss per share for all periods would increase proportionately as a result of the Reverse Split since there would be a lower number of shares outstanding. We do not anticipate that any other material accounting consequences would arise as a result of the Reverse Split.

Potential Anti-Takeover Effect

Even though the proposed Reverse Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of us with another company), the Reverse Split is not being proposed in response to any effort of which we are aware to accumulate shares of our Common Stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar amendments to the Board and our stockholders.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of a Reverse Stock Split

The following discussion is a summary of certain U.S. federal income tax consequences of the Reverse Split to the Company and to stockholders that hold shares of Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon provisions of the Code, the Treasury regulations promulgated under the Code, and U.S. administrative rulings and court decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, and differing interpretations. Changes in these authorities may cause the U.S. federal income tax consequences of the reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons that are partnerships or other pass-through entities for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax, persons who hold their shares of Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired their shares of Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds shares of Common Stock, the tax treatment of a partner thereof will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding shares of the Company’s Common Stock, you should consult your tax advisor regarding the tax consequences of the Reverse Split.

The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service (the “IRS”), regarding the federal income tax consequences of the Reverse Split. The state and local tax consequences of the Reverse Split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides. This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Split may not be the same for all stockholders. Stockholders should consult their own tax advisors to know their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company - We believe that the Reverse Split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with the Reverse Split. In addition, we do not expect the Reverse Split to affect our ability to utilize our net operating loss carryforwards.

ITEMS TO BE VOTED ON (continued)

Tax Consequences to Stockholders - Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split. Each stockholder’s aggregate tax basis in the Common Stock received in the Reverse Split should equal the stockholder’s aggregate tax basis in the Common Stock exchanged in the Reverse Split. In addition, each stockholder’s holding period for the Common Stock it receives in the Reverse Split should include the stockholder’s holding period for the Common Stock exchanged in the Reverse Split.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth herein regarding the proposed Reverse Split except to the extent of their ownership of shares of our Common Stock.

Reservation of Right to Abandon Reverse Stock Split

At any time before February 3, 2026, we reserve the right to abandon the Reverse Split without further action by our stockholders before the effectiveness of the filing with the Secretary of State of the State of Delaware the Certificate of Amendment to the Charter, even if the authority to effect the Reverse Split has been approved by our stockholders at the Special Meeting. By voting in favor of the Reverse Split, you are expressly also authorizing the Board to delay, not to proceed with, and abandon, the Reverse Split if it should so decide, in its sole discretion, that such action is in the best interests of the Company and its stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE CHARTER TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING SHARES OF COMMON STOCK BY A RATIO OF ANY WHOLE NUMBER BETWEEN 1-FOR-5 AND 1-FOR-50, THE IMPLEMENTATION AND TIMING OF WHICH SHALL BE SUBJECT TO THE DISCRETION OF THE BOARD.

✔

ITEMS TO BE VOTED ON (continued)

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE A&R 2020 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER THE A&R 2020 PLAN FROM 41,010 SHARES TO 1,141,010 SHARES

On December 27, 2024, upon the recommendation of the Compensation Committee, the Board approved an amendment (the “Amendment”) to the Amended and Restated 2020 Equity Incentive Plan (the “A&R 2020 Plan”) in order to increase the aggregate number of authorized shares available for issuance under the A&R 2020 Plan, by 1,100,000 shares, from 41,010 shares to 1,141,010 shares. As of December 20, 2024, there were 587 shares available for future grants under the A&R 2020 Plan.

The Board recommends that you vote to approve the Amendment, so that the Company has a sufficient reserve of Common Stock to incentivize, attract and retain talent in the highly competitive market and industry in which we operate, and to align the interests of our employees and non-employee directors essential to the Company’s long-term growth and success with those of our stockholders. We believe that the proposed share pool increase to the A&R 2020 Plan is reasonable, appropriate, and in the best interests of our stockholders, and we expect that the total number of shares available under the Amendment, if approved, would meet our equity compensation needs for approximately the next two years. This expectation is based on our historic grant rates, new hiring and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially.

In connection with the appointment of Mr. Latkin as the Company’s President and Chief Executive Officer, the Board approved, subject to approval by the stockholders of this Amendment proposal, an equity award to Mr. Latkin consisting of an option to purchase the number of shares of Common Stock of the Company that is equal to 2.5% of the total number of outstanding shares of all Common Stock of the Company as of the date the Company files a definitive proxy statement with the SEC seeking approval of this Amendment proposal.

Rationale for the Proposed Share Increase

The A&R 2020 Plan authorizes the Board and the Compensation Committee to provide cash awards and equity-based compensation for the purpose of providing incentives and rewards for service and/or performance to our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants to the Company and its subsidiaries.

We believe our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the A&R 2020 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our employees, consultants and directors. The use of common stock as part of our compensation program is important because equity-based awards are an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

As of December 20, 2024, there were 587 shares of common stock available for new awards under the A&R 2020 Plan. This amount does not reflect the additional 1,100,000 shares reserved under the Amendment, as set forth in this proposal. If the Amendment is not approved, we may be compelled to significantly increase the cash component of our employee, consultant and director compensation. This approach may not necessarily align employee, consultant and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better utilized in other ways.

If this proposal is approved by our stockholders at the Special Meeting, the Amendment will become effective on the date of the Special Meeting. If stockholders do not approve the Amendment, the proposed 1,100,000 additional shares will not become available for issuance under the A&R 2020 Plan, but all other existing provisions of the A&R 2020 Plan would remain in effect.

A copy of the Amendment is attached as Appendix B to this Proxy Statement, and is incorporated by reference herein. The following description of the Amendment and A&R 2020 Plan is only a summary of their principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix B.

Summary of the Material Governance Features of the A&R 2020 Plan

The material governance features of the A&R 2020 Plan are:

●

No Evergreen. The maximum number of shares of common stock to be issued under the A&R 2020 Plan is 41,010. Neither the A&R 2020 Plan, nor the Amendment contains an evergreen provision that automatically adds additional shares of common stock to the available pool of stock available for grant under the A&R 2020 Plan every year without additional stockholder approval;

ITEMS TO BE VOTED ON (continued)

●

Limited Share Recycling. The following shares will not be added back to the A&R 2020 Plan: (i) shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, and (ii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of such award upon exercise thereof. Additionally, shares we reacquire on the open market will not be added to the reserved pool under the A&R 2020 Plan;

●	No Repricing Without Stockholder Approval. Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

●	Dividends and Equivalents Subject to Vesting. Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;

●	Awards Subject to Clawback. All Awards granted under the A&R 2020 Plan will be subject to recoupment in accordance with the Company’s current clawback policy, as amended from time to time; and

●	Defined Term. The term of the A&R 2020 Plan will expire on December 24, 2030.

Summary of the A&R 2020 Plan

The A&R 2020 Plan provides for the granting of stock options, stock appreciation rights, RSUs, and cash or other stock-based awards (collectively, the “Awards”), to employees, directors, consultants, and other service providers to us or our subsidiaries (collectively, the “Participants”). Terms below that appear in initial capital letters have the special meaning set forth either above or in the A&R 2020 Plan.

Burn Rate

The following table sets forth information regarding historical awards granted for the 2022 through 2024 period, and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of common stock outstanding for that year, for each of the last three fiscal years:

Share Element	2024	2023	2022
Stock Options Granted	-	11,938	985
Time-Based Restricted Stock Units Full-Value Awards Granted	-	7,961	652
Total Awards Granted (1)	-	19,899	1,637
Weighted average common shares outstanding during the fiscal year	2,622,280	215,333	35,000
Annual Burn Rate	-%	9.24%	4.68%
Three-Year Average Burn Rate (2)	2.25%

(1)	Total Awards Granted represents the sum of Stock Options Granted and Restricted Stock Unit Full-Value Awards Granted.

(2)	As illustrated in the table above, our three-year average burn rate for the 2022-2024 period was 2.25%, which is below the ISS industry category burn rate threshold of 7.39%.

As of December 20, 2024, there were stock options to acquire 14,752 shares of common stock outstanding under our equity compensation plans, with a weighted average exercise price of $1,525.58 and a weighted average remaining term of 8.0 years. In addition, as of December 20, 2024, there were 7,879 unvested full value awards with time-based vesting outstanding under our equity compensation plans. Other than the foregoing, no awards were outstanding under our equity compensation plans as of December 20, 2024. As of December 20, 2024, there were 587 shares of common stock available for awards under our equity compensation plans.

ITEMS TO BE VOTED ON (continued)

Based on the closing price of $0.3202 per share of our common stock on the Nasdaq Capital Market on December 20, 2024, the aggregate value of the 1,100,000 shares of common stock requested under the Amendment was $352,220.

The purposes of our A&R 2020 Plan include to align the interests of our management and employees with those of our stockholders, encourage selected key employees, directors and consultants to acquire a proprietary interest in our future growth and performance, provide increased incentives to contribute to our future success and prosperity, thereby potentially enhancing our value for the benefit of our stockholders, and support and enhance our ability to attract and retain exceptionally qualified executive, scientific and professional personnel upon whom, in large measure, our progress, growth and profitability depend.

Administration

The A&R 2020 Plan vests broad powers in a committee to administer and interpret the A&R 2020 Plan, provided that, the Board itself may at any time exercise any rights and duties of the committee under the A&R 2020 Plan. Our Board has designated the Compensation Committee as the committee authorized to administer the A&R 2020 Plan. In this capacity, the Compensation Committee has the authority to, among other things: select the persons to be granted awards; determine the type, size and terms and conditions of such awards, and approve forms of award agreement to be used for awards under the A&R 2020 Plan. The Compensation Committee may amend any outstanding award at any time; provided, however, that no such amendment may materially impair a participant’s rights without the participant’s consent. Subject to requirements of applicable law, the Compensation Committee may delegate to one or more of our officers the authority to grant awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934. In order to comply with foreign law, the Compensation Committee may modify the terms of outstanding awards, establish subplans, and take other actions that it deems advisable, provided that no subplans or modifications may increase the number of shares available for grant under the A&R 2020 Plan. Unless stockholder approval is required under applicable law or exchange listing requirements, the Board may amend or terminate the A&R 2020 Plan at any time.

Securities Offered

Subject to certain adjustments, the maximum number of shares of common stock that may be issued under the A&R 2020 Plan in connection with awards is 41,010. All Shares of the Share Pool may be issued in respect of incentive stock options. In the event of any merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to our stockholders, or other similar corporate event or transaction that affects our common stock, the Compensation Committee shall make such adjustments to the number and kind of shares authorized by the A&R 2020 Plan, the number and kind of shares subject to outstanding awards, the exercise prices of outstanding awards and any other affected term or condition of the A&R 2020 Plan or outstanding awards, in each case as it determines to be equitable.

No further awards will be made under the Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan (the “Prior Plan”). If any award previously granted under the Prior Plan expires, terminates, is canceled or is forfeited for any reason, the shares subject to that award will be added to the Share Pool so that they can be utilized for new grants under the A&R 2020 Plan. Similarly, shares that are withheld from an award issued under a Prior Plan for the payment of taxes or in satisfaction of the exercise price for an option award, will be added to the Share Pool so that they can be utilized for new grants under the A&R 2020 Plan. As of December 20, 2024, awards with respect to an aggregate of 1,515 shares of our common stock were outstanding under the Prior Plan.

If any award granted under the A&R 2020 Plan expires, terminates, is canceled or is forfeited, the shares underlying the award will be available for new grants under the A&R 2020 Plan. Shares underlying any awards under the A&R 2020 Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall not be added back to the shares available for issuance under the A&R 2020 Plan or the shares that may be issued as Incentive Stock Options. In the event we repurchase Shares on the open market, such Shares shall not be added to the shares available for issuance under the A&R 2020 Plan.

Individuals Who May Participate in the A&R 2020 Plan

All of our employees, directors, consultants, and other service providers, and those of our affiliates, are eligible to participate in the A&R 2020 Plan, subject to the discretion of the Compensation Committee. As of December 20, 2024, we employed or engaged approximately 14 employees and 3 directors (not including employee directors, who are included in the number of employees) and certain consultants and other service providers who would be eligible to participate in the A&R 2020 Plan. Participants will be selected in the discretion of the Compensation Committee. There are certain limits on the number of awards that may be granted under the A&R 2020 Plan. For example, no more than 41,010 shares of common stock may be granted in the form of incentive stock options.

ITEMS TO BE VOTED ON (continued)

Minimum Vesting Period

The minimum vesting period for each equity award granted under the A&R 2020 Plan must be at least one year, provided (1) that up to 5% of the shares authorized for issuance under the A&R 2020 Plan may be utilized for unrestricted stock awards or other equity awards with a minimum vesting period of less than one year and (2) annual awards to non-employee directors that occur in connection with the Company’s annual meeting of stockholders may vest on the date of the Company’s next annual meeting of stockholders . In addition, the Compensation Committee may grant equity awards that vest within one year (i) if such awards are granted as substitute awards in replacement of other awards (or awards previously granted by an entity being acquired (or assets of which are being acquired)) that were scheduled to vest within one year or (ii) if such awards are being granted in connection with an elective deferral of cash compensation that, absent a deferral election, otherwise would have been paid to the grantee within the one year.

Types of Awards

The A&R 2020 Plan provides for the grant of the following equity-based and cash-based incentive awards by the Compensation Committee to participants: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) RSUs, and (v) cash or other stock-based awards.

Stock Options. An option entitles the holder to purchase from us a stated number of shares of common stock. An incentive stock option, or ISO, may only be granted to our employees or the employees of our affiliates. The Compensation Committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. However, for an ISO granted to any 10% stockholder, the exercise price shall not be less than 110% of the fair market value of common stock on the date the option is granted.

Generally, options may be exercised in whole or in part through a cash payment. The Compensation Committee, however, may in its discretion permit payment of the exercise price through other methods. For example, the Compensation Committee may permit the optionholder to surrender previously acquired shares, or to “net settle” the option, which involves the cancellation of a portion of the option to cover the cost of exercising the balance of the option.

All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years (5 years in the case of ISOs granted to any 10% stockholder). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as non-qualified stock options.

Stock Appreciation Rights. A stock appreciation right represents the right to receive, upon exercise, any appreciation in a share of common stock over a particular time period. The exercise price of a stock appreciation right shall not be less than the fair market value of a share of common stock on the date the stock appreciation right is granted. The maximum term of a stock appreciation right shall be determined by the Compensation Committee on the date of grant but shall not exceed 10 years. Distributions with respect to stock appreciation rights may be made in cash, shares of common stock, or a combination of both, at the Compensation Committee’s discretion.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which are subject to forfeiture restrictions during a restriction period. The Compensation Committee will determine the price, if any, to be paid by the participant for each share of common stock subject to a restricted stock award. If the specified vesting conditions are not attained, the underlying common stock will be forfeited to us. Conversely, if and when the vesting conditions are satisfied, the restrictions imposed will lapse. During the restriction period, a participant will have the right to vote the shares underlying the restricted stock and receive dividends with respect to restricted stock; provided, however, any cash distributions or dividends payable with respect to a restricted stock for which the lapse of restrictions is tied to the attainment of vesting conditions shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the restricted stock award. A Participant shall not be entitled to interest with respect to any dividends or distributions subject to vesting conditions during the applicable restriction period. However, the Compensation Committee may specify that any such dividends are subject to the same vesting conditions as the underlying restricted stock to which they relate, and may also require that the dividends be invested in additional restricted shares. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon termination a participant will forfeit all restricted stock that then remains subject to forfeiture.

Restricted Stock Units. An RSU represents a right to receive, on the achievement of specified vesting conditions, an amount equal to the fair market value (at the time of distribution) of one share of our common stock. An RSU may be settled in shares of our common stock, cash, or a combination of both, at the discretion of the Compensation Committee. Unless otherwise provided in an award agreement or determined by the Compensation Committee, upon a termination of service, a participant will forfeit all of the participant’s RSUs that then remain subject to forfeiture. Any dividend equivalents payable on account of an RSU shall accrue and shall not be paid to the grantee until and to the extent the vesting conditions are met with respect to the RSU. A Participant shall not be entitled to interest with respect to any dividend equivalents or distributions subject to vesting conditions during the restriction period.

ITEMS TO BE VOTED ON (continued)

Cash or other Stock Based Awards. Cash or other stock based awards (including awards to receive unrestricted shares of our common stock or immediate cash payments) may be granted to participants. The Compensation Committee will determine the terms and conditions of each such award, including, as applicable, the term, any exercise or purchase price, vesting conditions and other terms and conditions. Payment in respect of a cash or other stock based award may be made in cash, shares of our common stock, or a combination of both, at the discretion of the Compensation Committee. Cash or other stock based awards may be subject to the achievement of certain performance goals as determined by the Compensation Committee.

Federal Income Tax Consequences

The federal income tax consequences arising with respect to grants awarded under the A&R 2020 Plan will depend on the type of grant. The following provides only a general description of the application of federal income tax laws to certain grants under the A&R 2020 Plan. This discussion is intended for the information of stockholders considering how to vote at the meeting and not as tax guidance to participants in the A&R 2020 Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws. Tax laws are subject to change.

Under the Code as currently in effect, a grant under the A&R 2020 Plan of options, stock appreciation rights, restricted stock or RSUs would have no federal income tax consequence at the time of grant. Generally, all amounts taxable as ordinary income to participants under the A&R 2020 Plan in respect of awards are expected to be deductible by us as compensation at the same time the participant recognizes the ordinary income, subject to the limitations of Section 162(m) of the Code.

Options and Stock Appreciation Rights. Upon exercise of a nonqualified stock option, the excess of the fair market value of the stock at the date of exercise over the exercise price is taxable to a participant as ordinary income. Similarly, upon exercise of a Stock Appreciation Right, the value of the shares or cash received is taxable to the participant as ordinary income. Upon exercise of an ISO, the participant will not have taxable income, except that alternative minimum tax may apply. When there is a disposition of the shares subject to the ISO, provided that such disposition occurs at least two years after the date of ISO grant and at least one year after the date of exercise, the difference, if any, between the sale price of the shares and the exercise price of the option, is treated as long-term capital gain or loss. If the participant does not satisfy these holding period requirements, a “disqualifying disposition” occurs and the participant will recognize ordinary income in the year of the disposition in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option. In that case, any gain realized in excess of the fair market value at the time of exercise will be short or long-term capital gain, depending on whether the shares were sold more than one year after the option was exercised.

Restricted Stock. Unless the participant elects to recognize its value as income at the time of the grant, restricted stock is taxable to a participant as ordinary income when it becomes vested.

Restricted Stock Units. When shares of common stock or cash with respect to RSU awards are delivered to the participant, the value of the shares or cash is taxable to the participant as ordinary income.

Cash or other Stock Based Awards. The Company generally will be entitled to a tax deduction in connection with other awards under the A&R 2020 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company’s deduction for awards under the A&R 2020 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

New Plan Benefits

Because the grant of awards under the A&R 2020 Plan is within the discretion of the Compensation Committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the A&R Plan.

THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE AMENDED AND RESTATED WINDTREE THERAPEUTICS, INC. 2020 EQUITY INCENTIVE PLAN.	✔

ITEMS TO BE VOTED ON (continued)

ITEM 3: APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE THE PRECEDING PROPOSALS OR TO ESTABLISH A QUORUM

In the event that the number of shares of Common Stock present virtually or represented by proxy at the Special Meeting and voting “FOR” the adoption of the foregoing proposals in this Proxy Statement is insufficient to approve such proposals or in the absence of a quorum, we may move to adjourn the Special Meeting in order to enable us to solicit additional proxies in favor of the adoption of such proposals or in the absence of a quorum. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the Special Meeting.

For the avoidance of doubt, any proxy authorizing the adjournment of the Special Meeting shall also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the adoption of such proposals.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ADJOURNMENT OF THE SPECIAL MEETING TO THE EXTENT THERE ARE INSUFFICIENT VOTES AT THE SPECIAL MEETING TO APPROVE THE PRECEDING PROPOSALS OR TO ESTABLISH A QUORUM.

✔

OTHER INFORMATION

OTHER MATTERS

The Special Meeting is only called for the purposes set forth in the Notice. The Board does not know of any other matters to be considered by the stockholders at the Special Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Special Meeting and that are not known to the Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholders intending to present a proposal to be considered for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders must comply with the requirements set forth in our Bylaws. Stockholder proposals must be received by us no later than May 6, 2025. If we change the date of the 2025 Annual Meeting of Stockholders by more than 30 days from the anniversary of the 2024 Annual Meeting of Stockholders, stockholder proposals must be received a reasonable time before we begin to make available the proxy materials for the 2025 Annual Meeting in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholders intending to present a proposal or nominate a director for election at our 2025 Annual Meeting of Stockholders without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2025 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than April 27, 2025 and no later than the close of business on May 27, 2025. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in his discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

HOUSEHOLDING

Stockholders who share a single address may receive only one copy of this Proxy Statement, unless we have received contrary instructions from the impacted stockholders. This practice, known as “householding,” is designed to reduce our printing and postage costs and the environmental impact of the Special Meeting. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy of these documents were delivered. If your household received only a single set of our proxy materials and you would like a separate copy, please contact our Corporate Secretary by calling (215)-488-9300 or in writing to Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. If your household received multiple copies of our proxy materials and you would, in the future, prefer to receive only a single copy, please contact our Corporate Secretary at the address or phone number listed above. Stockholders who hold shares in street name may contact their brokerage firm, bank, or other nominee to request information about householding.

AVAILABILITY OF MATERIALS

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at www.windtreetx.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock without charge upon written request to c/o Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. In addition, it is available to beneficial and record holders of our common stock at https://www.cstproxy.com/windtreetx/sm2025.

APPENDIX A

CERTIFICATE OF AMENDMENT TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

WINDTREE THERAPEUTICS, INC.

(Pursuant to Sections 228 and 242 of the

General Corporation Law of the State of Delaware)

The Company was originally incorporated on November 6, 1992, under the name “Ansan, Inc.” The Company changed its name on November 25, 1997, to Discovery Laboratories, Inc. The Company changed its name again on April 15, 2016, to Windtree Therapeutics, Inc.

This Certificate of Amendment (this “Certificate of Amendment”) to the Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware (“Delaware Corporation Law”) and the amendments set forth below shall become effective upon the filing and effectiveness pursuant to the Delaware Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company:

1. Article Four of the Amended and Restated Certificate of Incorporation of the Company is hereby amended by adding the following paragraph at the end thereof:

“Upon the filing and effectiveness (the “Fourth Effective Time”) pursuant to the Delaware Corporation Law of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation, as amended, each                   share(s) of the Corporation’s common stock, par value $0.001 per share (the “Common Stock”), issued and outstanding immediately prior to the Fourth Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Fourth Reverse Stock Split”). No fractional shares will be issued as a result of the Fourth Reverse Stock Split and, in lieu thereof, (a) with respect to holders of one or more certificates, if any, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Fourth Effective Time, upon surrender after the Fourth Effective Time of such certificate or certificates, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Fourth Reverse Stock Split, following the Fourth Effective Time, shall be entitled to receive a cash payment (the “Fractional Share Payment”) equal to the fraction of which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock on the date of the Fourth Effective Time as reported by The Nasdaq Capital Market (as adjusted to give effect to the Fourth Reverse Stock Split); provided that, whether or not fractional shares would be issuable as a result of the Fourth Reverse Stock Split shall be determined on the basis of (i) the total number of shares of Common Stock that were issued and outstanding immediately prior to the Fourth Effective Time formerly represented by certificates that the holder is at the time surrendering and (ii) the aggregate number of shares of Common Stock after the Fourth Effective Time into which the shares of Common Stock formerly represented by such certificates shall have been reclassified; and (b) with respect to holders of shares of Common Stock in book-entry form in the records of the Corporation’s transfer agent that were issued and outstanding immediately prior to the Fourth Effective Time, any holder who would otherwise be entitled to a fractional share of Common Stock as a result of the Fourth Reverse Stock Split (after aggregating all fractional shares), following the Fourth Effective Time, shall be entitled to receive the Fractional Share Payment automatically and without any action by the holder.”

2. This Certificate of Amendment shall become effective on                            , 2025 at 12:01 a.m. Eastern Time.

3. Except as set forth in this Certificate of Amendment, the Amended and Restated Certificate of Incorporation, as amended, remains in full force and effect.

[Rest of Page Left Blank]

A-1

IN WITNESS WHEREOF, Windtree Therapeutics, Inc. has caused this Certificate of Amendment to be signed by its duly authorized officer this          th day of                   , 2025.

WINDTREE THERAPEUTICS, INC.

By:

Jed Latkin

President and Chief Executive Officer

[Signature Page to Certificate of Amendment]

APPENDIX B

FIRST AMENDMENT TO

AMENDED AND RESTATED WINDTREE THERAPEUTICS, INC. 2020 EQUITY INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Amended and Restated Windtree Therapeutics, Inc. 2020 Equity Incentive Plan (as may be amended from time to time, the “Plan”) is dated as of                   , 2025 (the “Effective Date”). Any capitalized terms that are used but not defined in this Amendment shall have the meanings given to such terms in the Plan.

WHEREAS, the Board of Directors (the “Board”) of Windtree Therapeutics, Inc., a Delaware corporation (the “Company”), has adopted, and stockholders of the Company have approved, the Plan;

WHEREAS, pursuant to Section 11 of the Plan, the Board has the authority to amend the Plan, subject to stockholder approval if required by applicable law or listing requirements; and

WHEREAS, as of the Effective Date, subject to approval by the Company’s stockholders at the Company’s Special Meeting and upon the recommendation of the Compensation Committee of the Board, the Board has determined that it is in the best interest of the Company and its stockholders to approve this Amendment to the Plan in order to increase the number of shares of the Company’s common stock, par value $0.001 per share (“Shares”), reserved for issuance thereunder by 1,100,000 Shares.

NOW, THEREFORE, as of the Effective Date, subject to approval by the Company’s stockholders at the Special Meeting, the Plan shall be amended as follows:

Section 3(a) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

1.

“Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 1,141,010 Shares (the “Plan Limit”). All of the Plan Limit Shares may be issued in respect of Incentive Stock Options. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares or treasury shares. Any Shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of Shares available for delivery under the Plan. Any Shares that are available for issuance under the Windtree Therapeutics, Inc. 2011 Long-Term Incentive Plan (as amended) (the “2011 Plan”) as of the Effective Date, and any Shares that become available for issuance under the 2011 Plan following the Effective Date in accordance with the terms of the 2011 Plan (the “Additional Shares”), may be issued to Participants pursuant to the terms of this Plan. The Plan Limit shall be increased by such number of Additional Shares.”

2.	Except as amended herein, the terms and provisions of the Plan shall remain unchanged and in full force and effect.

[Signature Page Follows]

B-1

IN WITNESS WHEREOF, the undersigned officer certifies that the foregoing First Amendment to the Amended and Restated Windtree Therapeutics, Inc. 2020 Equity Incentive Plan was duly adopted by the Board of Directors of the Company.

WINDTREE THERAPEUTICS, INC.

By:

Jed Latkin

President and Chief Executive Officer

[Signature Page to First Amendment to Amended and Restated Windtree Therapeutics, Inc. 2020 Equity Incentive Plan]

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

2025

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

WINDTREE THERAPEUTICS, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on February 2, 2025.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/windtreetx/sm2025**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X].

Please mark your votes like this **X**

The Board of Directors recommends you vote FOR Proposal 1:

FOR ☐ AGAINST ☐ ABSTAIN ☐

FOR ☐ AGAINST ☐ ABSTAIN ☐

3. To approve adjournment of the Special Meeting to the extent there are insufficient votes at the Special Meeting to approve Proposal 1 or Proposal 2 or to establish a quorum.

FOR ☐ AGAINST ☐ ABSTAIN ☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof.

CONTROL NUMBER

Signature____________________ **Signature, if held jointly**____________________ **Date**__________, ____

Please sign exactly as your name(s) appear(s) hereon. When Signing as attorney, executor administrator, or other capacity, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

2025

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at https://www.cstproxy.com/windtreetx/sm2025

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WINDTREE THERAPEUTICS, INC.

SPECIAL MEETING OF STOCKHOLDERS
FEBRUARY 3, 2025 10:00AM ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Jed Latkin and Jamie McAndrew, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WINDTREE THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM, ET on February 3, 2025 via the Internet at **https://www.cstproxy.com/windtreetx/sm2025**, and any adjournment or postponement thereof. The undersigned hereby revokes any proxy or proxies previously given to represent or sate such shares and hereby ratifies and confirms all actions that said proxies, his or her substitutes, or any of them, may lawfully take in accordance with the terms hereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS SET FORTH ON THE REVERSE SIDE OF THIS BALLOT. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Continued and to be signed on reverse side